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                       AMERICAN REAL ESTATE PARTNERS, L.P.

                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT is made as of the __ day of August, 1997 by and between AMERICAN REAL ESTATE PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), and HIGH COAST LIMITED PARTNERSHIP, a Delaware limited partnership ("High Coast").


         In consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Registration Rights.
   -------------------

         The Partnership covenants and agrees as follows:

         1.1. Definitions.
              -----------

                  (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement or document.

                  (b) The term "Registration Rights" means rights to cause the registration of Registrable Securities.

                  (c) The term "Registrable Securities" means all of those depositary units representing limited partnership interests in the Partnership (the "Depositary Units") and 5% cumulative pay-in-kind redeemable preferred units representing limited partner interests in the Partnership (the "Preferred Units"), which Holder now owns or hereinafter acquires. Registrable Securities will cease to be such when (x) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement; (y) they are sold, transferred or distributed to the public pursuant to Rule 144 (or any similar provision then in force under the 1933 Act); or (z) they are not required to be sold pursuant a registration statement.

                  (d) The term "Holder" means High Coast and its Affiliates.

                  (e) The terms "Form S-3", "Form S-4" and "Form S-8" mean such respective forms under the 1933 Act as in effect on the date hereof or any successor registration forms to Form S-3, Form S-4

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and Form S-8, respectively, under the 1933 Act subsequently adopted by the
Securities and Exchange Commission (the "Commission").

                  (f) "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term "controlled" shall have a meaning correlative to the foregoing.

         1.2. Request for Registration.
              ------------------------

                  (a) If the Partnership shall receive at any time a written request from Holder that the Partnership effect the registration under the 1933 Act, then the Partnership agrees to, within five days of the receipt thereof, subject to the limitations of this Section 1.2, use its best efforts to effect such a registration as soon as practicable and in any event to file within 90 days of the receipt of such request a registration statement under the 1933 Act covering all the Registrable Securities which Holder shall request in such written request and to use its best efforts to have such registration statement promptly become effective.

                  (b) If Holder submits a registration request hereunder and intends to distribute the Registrable Securities covered by a registration statement filed pursuant to that request by means of an underwriting, it shall so advise the Partnership as a part of its request made pursuant to this Section
1.2. In such event, the right of Holder to include its Registrable Securities in such registration shall be conditioned upon its participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. Holder shall (together with the Partnership as provided in subsection 1.4(e)) enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by Holder and reasonably satisfactory to the Partnership.

                  (c) Notwithstanding the foregoing, (i) the Partnership shall not be obligated to effect the filing of a registration statement pursuant to this Section 1.2 during the shorter of (x) 120 days following the filing of and
(y) 90 days following the effective date of a registration statement pertaining to an underwritten public offering of securities for the account of the Partnership, provided the Partnership is at all times during such period diligently pursuing an offering pursuant to such registration, and (ii) if the Partnership shall furnish to Holder requesting a registration statement pursuant to Section 1.2(a) a certificate signed by American Property Investors, Inc., a Delaware corporation and the general partner of the Partnership (the "General Partner") stating that in the judgment of the General Partner on behalf of the Partnership, it would not be in the best


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interests of the Partnership and its limited partners generally for such registration statement to be filed, the Partnership shall have the right to defer such filing for a period of not more than 210 days after receipt of the request of Holder; provided, however, that the Partnership may not utilize the right set forth in this subsection (d)(ii) more than once in any twelve-month period.

         1.3. Partnership Registration. If (but without any obligation to do so) the Partnership proposes to register any of its Depositary Units or other securities, including those held by other persons, under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in the Partnership Nonqualified Unit Plan, or a registration on Form S-4), the Partnership shall, at such time, promptly give Holder written notice of such registration. Upon the written request of Holder given within 20 days after mailing of such notice by the Partnership, the Partnership shall, subject to the provisions of Section 1.8, use its best efforts to cause such registration statement being filed by the Partnership to cover all of the Registrable Securities that Holder has requested to be registered. Notwithstanding the foregoing, the Partnership shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to Holder for its failure to do so. In addition, the failure of Holder to respond to the notice delivered by the Partnership pursuant to this Section
1.3 within 20 days after its mailing by the Partnership shall be deemed to indicate that Holder does not desire to include any Registrable Securities in such registration statement.

         1.4. Obligations of the Partnership. Whenever required under this
Section 1 to use its best efforts to effect the registration of any Registrable Securities, the Partnership shall, as expeditiously as possible:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of Holder, keep such registration statement effective for up to 180 days.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement.

                  (c) Furnish to Holder such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as Holder may reasonably request in writing in


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         order to facilitate the disposition of Registrable Securities owned by it.

                  (d) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder in writing, provided that the Partnership shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. If Holder participates in such underwriting, it shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter.

                  (f) Notify Holder, whose Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to subparagraph (b) of this
         Section 1.4 on account of such event and use its best efforts to cause each such amendment and supplement to become effective; provided, however, once Holder is notified by the Partnership that there is an inaccuracy in the Partnership's registration statement or prospectus, Holder will thereafter immediately discontinue the distribution of such registration statement or prospectus and the disposition of Registrable Securities pursuant to such registration statement or prospectus until such time as Holder has received a copy or copies of an amended or supplemental registration statement or prospectus, and is so directed by the Partnership in its notice to Holder. Holder shall deliver to the Partnership (at the Partnership's expense) all inaccurate copies, other than permanent file copies, then in its possession of the registration statement or prospectus covering such Registrable Securities.

                  (g) Use its best efforts to furnish, at the request of Holder requesting registration of Registrable Securities pursuant to this
         Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if


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         such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Partnership for the purposes of such registration, in form and substance as is customarily given by Partnership counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder if Holder requested registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountant of the Partnership, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder if Holder requested registration of Registrable Securities.

         1.5. Furnish Information. It shall be a condition precedent to the obligations of the Partnership to take any action pursuant to this Section 1 that Holder shall furnish to the Partnership such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities. Holder hereby agrees to notify the Partnership as promptly as practicable of any inaccuracy or change in or addition to the information previously furnished by Holder to the Partnership, which results in any registration statement or prospectus containing an untrue statement of a material fact regarding Holder or the distribution of such Registrable Securities or omitting to state any material fact regarding Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         1.6. Expenses of Demand Registration. All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with three (3) requests for registration, filings or qualifications pursuant to Section 1.2, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Partnership, and the reasonable fees and disbursements of counsel selected by Holder shall be borne by the Partnership.

         1.7. Expenses of Partnership Registration. The Partnership shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for Holder, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, underwriting discounts and commissions relating to Registrable Securities fees and disbursements of counsel for the Partnership and the reasonable fees and disbursements of counsel selected by Holder.


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         1.8. Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by the Partnership or in connection with any demand registration made by Holder, the Partnership shall not be required under Section 1.3 to include any of Holder's securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Partnership and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, have a material adverse effect on the price of the securities being offered by the Partnership. If the managing underwriter for the offering shall advise the Partnership or Holder in writing that the total amount of securities, including Registra-ble Securities, to be included in such offering exceeds the amount of securities that can be successfully offered, then the Partnership shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes will not have a material adverse effect on the price of the securities being offered by the Partnership. If the foregoing provision requires the exclusion of securities from any offering described in this Section, then such exclusion of all securities which unitholders other than Holder seek to include in the offering shall be effected prior to the exclusion of securities which Holder seeks to register.

         1.9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Partnership will indemnify and hold harmless Holder, the officers, directors, partners, agents and employees thereof, any underwriter (as defined in the 1933
         Act) therefor and each person, if any, who controls Holder or the underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Partnership of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. The Partnership will reimburse Holder, officer, director, partner, agent, employee, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage,


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         liability, or action. The indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Partnership (which consent shall not be unreasonably withheld), nor shall the Partnership be liable to Holder in any such case for any such loss, claim, damage, liability, or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of Holder, underwriter or controlling person or (ii) in the case of a sale directly by Holder, including a sale of such Registrable Securities through any underwriter retained by Holder to engage in a distribution solely on behalf of Holder, such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

                  (b) To the extent permitted by law, Holder will indemnify and hold harmless the Partnership, each of its partners and officers who have signed the registration statement, each person, if any, who controls the Partnership within the meaning of the 1933 Act, each agent and any underwriter for the Partnership, and any other person selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any person who controls such person or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Partnership or any such director, officer, controlling person, agent, or underwriter or controlling person, or other person or director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Partnership or any such director, officer, controlling person, agent or underwriter or controlling person, or other person selling securities in such registration or any of its officers, directors, partners, agents, employees, or controlling persons in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the liability of Holder hereunder shall be limited to the amount of proceeds received by Holder

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         in the offering giving rise to the Violation; and provided further that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld nor, in the case of a sale directly by the Partnership of its securities (including a sale of such securities through any underwriter retained by the Partnership to engage in a distribution solely on behalf of the Partnership), shall Holder be liable to the Partnership in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Partnership failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

                  (c) Promptly after receipt by an indemnified party under this
         Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
         Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, if representation of such indemnified party by counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented in such proceeding, then (i) if such indemnified party is Holder or any Affiliate of Holder, Holder and any Affiliate of Holder shall have the right to retain one counsel to represent Holder and any Affiliates of Holder, with fees and expenses to be paid by the indemnifying party and
         (ii) all other indemnified parties shall have the right to select one counsel to represent such indemnified parties, with fees and expenses to be paid by the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                  (d) The obligations of the Partnership and Holder under this
         Section 1.9 shall survive the completion of any offering

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         of Registrable Securities in a registration statement whether under this Section 1 or otherwise.

         1.10. Reports Under Securities Exchange Act of 1934. With a view to making available to Holder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit Holder to sell securities of the Partnership to the public without registration, and with a view to making it possible for Holder to register the Registrable Securities pursuant to a registration on Form S-3, the Partnership agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (b) take such action, including the voluntary registration of its securities under Section 12 of the 1934 Act, as is necessary to enable Holder to utilize Form S-3 for the sale of its Registrable Securities, such action to be taken as soon as practicable (but not later than 90 days) after the end of the fiscal year in which the first registration statement filed by the Partnership for the offering of its securities to the general public is declared effective;

                  (c) file with the Commission in a timely manner all reports and other documents required of the Partnership under the 1933 Act and the 1934 Act; and

                  (d) furnish to Holder so long as it owns any Registrable Securities, forthwith upon request (i) a written statement by the Partnership that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Partnership and such other reports and documents so filed by the Partnership, and (iii) such other information as may be reasonably requested in availing Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

2. Miscellaneous.
   -------------

         2.1. Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         2.2. Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made or compliance with any term, covenant, agreement, condition or

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provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Partnership and Holder.

         2.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the laws of the State of New York.

         2.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be made in writing (including telegraphic communication) and mailed, telecopied, telegraphed or delivered:

         If to Holder:

                  High Coast Limited Partnership
                  767 Fifth Avenue
                  Mt. Kisco, New York 10153

         with a copy to:

                  Marc Weitzen, Esq.
                  Gordon Altman Butowsky Weitzen
                  Shalov & Wein
                  114 W. 47th Street
                  New York, New York 10036

         If to the Partnership to:

                  American Real Estate Partners, L.P.
                  100 South Bedford Road
                  Mt. Kisco, New York 10549

         with a copy to:

                  Craig S. Medwick, Esq.
                  Rogers & Wells
                  200 Park Avenue
                  New York, New York 10166

or at such other address as shall be designated by any party in a written notice to the other parties complying as to delivery with the terms of this Section 2.4.

         All such notices, requests, demands and other communications shall, when mailed (registered mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, be effective four days after deposit in the mails, when personally delivered, or when delivered to the telegraph Partnership, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

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         2.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

         2.6. Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

         2.7. Entire Agreement. This Agreement constitutes the entire agreement between the Partnership and Holder with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Registrable Securities described herein and the subject matter hereof.

         2.8. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written, by the parties hereto.

                                  AMERICAN REAL ESTATE PARTNERS, L.P.
                                  By:  American Property Investors, Inc.,
                                           General Partner


                                           ------------------------------
                                           Name:
                                           Title:



                                  HIGH COAST LIMITED PARTNERSHIP
                                  By:  American Property Investors, Inc.,
                                           General Partner

                                           ------------------------------
                                           Name:
                                           Title:





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